UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	0-06334	87-0281240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600 5500 Interstate North Parkway Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

(770) 925-0200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

ASSURANCEAMERICA CORPORATION (the “Company”) held its annual meeting of shareholders on April 21, 2010 at 11:15 a.m. at the Company’s headquarters. At the annual meeting, the Company’s shareholders approved two proposals. The proposals are described in detail in the Company’s proxy statement as filed with the SEC on March 26, 2010. As of March 22, 2010, the record date, there were 65,494,357 shareholders of record entitled to vote:

Proposal 1 – Election of Directors. The Company’s shareholders elected seven (7) directors to serve until the 2011 Annual Shareholders’ Meeting and until their successors are duly elected and qualified. The tabulation of the votes was:

Director Nominee	Votes For	Withheld	Abstentions	Broker Non-Votes
Guy Millner	47,327,355	68,400
Quill Healey	47,385,355	10,400
Donald Ratajczak	47,327,355	68,400
John E. Cay, III	47,385,355	10,400
Kaaren J. Street	47,385,355	10,400
Sam Zamarripa	47,385,355	10,400
William R. Reed, Jr.	47,385,355	10,400

Proposal 2 - Adoption of the Company’s 2010 Incentive Plan. The Company’s shareholders approved the adoption of the 2010 Incentive Plan. The results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,598,770	77,580	92,480

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2010

ASSURANCEAMERICA CORPORATION

By:	/s/ Mark H. Hain
Mark H. Hain, EVP, SEC and General Counsel